COPY

PROMISSORY NOTE

U.S. $305,000

Chicago, Illinois
October 14, 2004

FOR VALUE RECEIVED, **MOLECULAR DIAGNOSTICS, INC.**, a Delaware corporation ("MDI"), and **ACCUMED INTERNATIONAL, INC.**, a Delaware corporation ("AccuMed") (MDI and AccuMed, collectively, "Payor"), hereby promise, jointly and severally, to pay to **MONOGEN, INC.**, a Nevada corporation ("Payee"), without setoff or counterclaim, at the offices of Payee at 1033 Butterfield Road, Vernon Hills, IL 60061, or at such other place as the Payee may from time to time designate, the principal sum of THREE HUNDRED AND FIVE THOUSAND U.S. DOLLARS (U.S. $305,000), in immediately available funds, in installments, with the first installment of $25,000 due and payable on or before November 1, 2004, and with consecutive monthly installments of $10,000 due and payable on or before the first day of each month commencing with December 1, 2004, and continuing thereafter, until such principal sum has been paid in full.

1. Payor hereby promises to pay to Payee interest at the Interest Rate (as defined herein) on the outstanding principal sum hereunder and on any other amount due hereunder that is unpaid when due. Such interest shall accrue monthly until the principal sum and all other amounts due hereunder are paid in full. Such interest shall be paid on or before the first day of each month commencing with December 1, 2004 and continuing thereafter. Such interest shall be paid in like money at said office or place. For purposes of this Note, the term "Interest Rate" shall mean a rate of interest equal to twelve percent (12%) per annum. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of Illinois or other applicable law.

2. This Note may be prepaid by or on behalf of Payor in full or in part, at any time, without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the order of their maturity.

3. This Note is issued pursuant to the terms and provisions of the Settlement Agreement, dated as of October 14, 2004, by and between Payor and Payee ("Settlement Agreement"), but, except as stated otherwise herein, this Note is not subject to or conditioned upon the Settlement Agreement or by any party's performance or default with respect to the Settlement Agreement.

4. Payor covenants (a) that it will not, directly or indirectly, declare or pay any dividends, and (b) that it shall not hereafter make any loans or advances to, or guarantee or otherwise become liable upon the obligation of any person or entity controlling or affiliated with it.

5. In the event of (i) a failure by Payor to pay any amount due under this Note within ten (10) days after the date when due, (ii) a breach by Payor of a covenant, obligation, representation, or warranty made in this Note, the Settlement Agreement, or the License Agreement delivered pursuant to the Settlement Agreement, or (iii) Payor becoming the subject of bankruptcy or other insolvency proceedings, then and in any such event, in addition to all rights and remedies of Payee under the Settlement Agreement, the other documents and instruments executed and delivered pursuant to the Settlement Agreement, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee, at its option, and without notice or demand, may declare any or all of Payor's obligations, liabilities and indebtedness owing to

Payee under this Note ("Obligations") to be due and payable immediately, whereupon the then unpaid principal sum hereof, together with all interest accrued hereunder, shall forthwith become due and payable immediately, together with interest accruing thereafter at the then applicable Interest Rate plus two percent (2%) per annum, until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees and legal expenses. Payee's receipt of any payment after the occurrence of any such event shall not constitute a waiver of such failure or breach or of any of Payee's rights and remedies.

6. Payor (i) waives diligence, demand, presentment, protest, notice of dishonor, notice of any other kind, (ii) agrees that Payee shall not be required to institute first a lawsuit or exhaust any of its remedies against Payor or any other person in order to enforce payment of this Note, and (iii) consents to any one or more extensions, renewals, postponements of time of payment of this Note, and any other indulgence with respect to this Note without notice, consent, or consideration of any of the foregoing. Payor hereby expressly waives the pleading of any statute of limitations as a defense to any demand against Payor. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

7. Payor hereby grants to Payee a right of set-off of any credit balance or other money now or hereafter owed to Payor by Payee, and Payor agrees that, at any time, and without notice or demand, Payee may set off against any such credit balance or other money any amount due but unpaid under this Note.

8. Without affecting the liability of Payor, Payee, from time to time, and without notice, may renew or extend the time for payment, accept partial payments, release or impair any collateral security for payment of this Note or agree not to sue any party liable on this Note.

9. The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

10. Payor irrevocably consents and submits to the non-exclusive jurisdiction of any state or federal court situated in Cook or Lake Counties, State of Illinois, and waives any objection based on lack of personal jurisdiction, improper venue, or forum non conveniens with respect to any action instituted therein arising under this Note or in any way connected with or related or incidental to the dealings of Payor and Payee in respect of this Note or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Payor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Payor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to enforce its rights against Payor or its property).

11. Payor hereby waives personal service of any and all process upon it and hereby consents that all such service of process may be made by certified U.S. Mail (return receipt requested) directed to Payor and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. Mail, or, at Payee's option, by service upon Payor in any other manner provided under the rules of any such courts. Within twenty-eight (28) days after such service, Payor shall appear in response to such process, failing which Payor shall be deemed in default and judgment may be entered by Payee against Payor for the amount of the claim and other relief requested.

12. MDI AND ACCUMED, JOINTLY AND SEVERALLY, EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PAYOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY. MDI AND ACCUMED REPRESENT AND WARRANT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

13. Payor, and each of them, hereby authorizes any attorney at law in the State of Illinois to appear on behalf of Payor, or either of them, in any court of record situated in Cook or Lake County, State of Illinois, in accordance with 735 ILCS 5/2-1301, on default in any payment due under this Note and to waive the issuance of service of process, to confess judgment against Payor, or either of them, in favor of Payee for the amount(s) due under this Note, which shall include the reasonable costs, expenses, and fees of collection (such as reasonable attorney fees and expenses), and to release and waive all non-substantive errors and all rights of appeal.

14. The obligations of MDI and AccuMed under this Note shall be joint and several and may be enforced against each separately or against both jointly, and the liability of MDI and AccuMed shall be absolute and unconditional, regardless of the liability of the other.

15. This Note shall be binding upon the successors and assigns of Payor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Payor" shall be deemed to include its successors and assigns, and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

Attest: [signature]

Title: Chairman

Attest: [signature]

Title: Chairman

MOLECULAR DIAGNOSTICS, INC.

By: [signature]

Name: Dennis M. O'Donnell, MD

Title: President/CEO

ACCUMED INTERNATIONAL, INC.

By: [signature]

Name: Dennis M. O'Donnell, MD

Title: President/CEO